Exhibit 23.22

AngloGold Ashanti Butcher Well Project - 31 December 2021

Consent of Qualified Person

I, Mark Kent, in connection with the Technical Report Summary for “Butcher Well Project, An Initial Assessment Report” dated 31 December 2021 (the “Technical Report Summary”) as required by Item 601(b)(96) of Regulation S-K and filed as an exhibit to AngloGold Ashanti Limited’s (“AngloGold Ashanti”) Registration Statement on Form F-3 and any amendments or supplements and/or exhibits thereto (collectively, the “Form F-3”) pursuant to Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“1300 Regulation S-K”), consent to:

●	the public filing and use of the Technical Report Summary as an exhibit to the Form F-3;

●	the use of and reference to my name, including my status as an expert or “Qualified Person” (as defined in 1300 Regulation S-K) in connection with the Form F-3 and Technical Report Summary; and

●
any extracts from, or summary of, the Technical Report Summary in the Form F-3 and the use of any information derived, summarised, quoted or referenced from the Technical Report Summary, or portions thereof, that is included or incorporated by reference into the Form F-3.

I am responsible for authoring, and this consent pertains to, the Technical Report Summary. I certify that I have read the Form F-3 and that it fairly and accurately represents the information in the Technical Report Summary for which I am responsible.

Date: 1 April 2022

/s/ Mark Kent

Mark Kent

1 April 2022

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